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                                                                     Exhibit a.2


                            ACORN INVESTMENT TRUST
                ______________________________________________

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                ______________________________________________


     The undersigned, being a majority of the duly elected and qualified Trustees of Acorn Investment Trust, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated April 21, 1992 ( the "Declaration of Trust"), do hereby amend the Declaration of Trust as follows and hereby consent to such amendment effective as of the Effective Time as defined in the Agreement and Plan of Merger among Wanger Asset Management, Ltd., Wanger Asset Management, L.P. and Liberty Financial Companies, Inc. and WAM Acquisition L.P. dated as of June 9, 2000:

     Article I, Section 1 is deleted and the following is inserted in lieu thereof:

          Section 1. This Trust shall be known as "Liberty Acorn Trust," and the
          ---------
     Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall be one instrument.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of this __ day of_____________2000.


___________________________       Trustee and chairman           )
Irving B. Harris                                                 )
                                                                 )
___________________________       Trustee                        )
Leo A. Guthart                                                   )
                                                                 )
___________________________       Trustee                        )
Jerome Kahn, Jr.                                                 )
                                                                 )
___________________________       Trustee                        )
Steven N. Kaplan                                                 )
                                                                 )
___________________________       Trustee                        )
David C. Kleinman                                                )
                                                                 )
___________________________       Trustee                        )
James H. Lorie                                                   )
                                                                 )


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                                                                 )
___________________________       Trustee                        )
Charles P. McQuaid                                               )
                                                                 )
___________________________       Trustee                        )
Roger S. Meier                                                   )
                                                                 )
___________________________       Trustee                        )
Allan B. Muchin                                                  )
                                                                 )
___________________________       Trustee                        )
Robert E. Nason                                                  )
                                                                 )
___________________________       Trustee                        )
Katherine Schipper                                               )
                                                                 )
___________________________       Trustee and President          )
Ralph Wanger                      (principal executive officer)  )
                                                                 )